Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW OR, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND, IF REQUESTED, BY GENOMEDX BIOSCIENCES INC. (THE “COMPANY”), UPON DELIVERY OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS WARRANT AND THE UNDERLYING SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED ;UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH WARRANT AND THE UNDERLYING SECURITIES EVIDENCED HEREBY THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

GENOMEDX BIOSCIENCES INC.

WARRANT TO PURCHASE COMMON SHARES

No. W-1	February 1, 2013

Void After January 31, 2023

THIS WARRANT CERTIFIES THAT, for value received, MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to subscribe for and purchase from GENOMEDX BIOSCIENCES INC., a corporation with its principal office at 311 Water Street, 4th Floor, Vancouver, B.C., Canada, V6B 1B8 (the “Company”) one million six-hundred and seventy-five thousand (1,675,000) Class A common shares in the capital of the Company, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below (the “Exercise Shares”).

This Warrant is being issued pursuant to the terms of that certain Patent and Know-How License Agreement dated February 1, 2013, by and among the Company and the Holder.

1.    EXERCISE PRICE. As used herein, the term “Exercise Price” shall mean One Dollar and Fourteen Cents ($1.14) in United States currency, per Exercise Share, subject to adjustment pursuant to Section 6 below.

2.    TERM OF WARRANT. This Warrant shall terminate on January 31, 2023, being the date that is ten (10) years following the date of issuance (the “Expiry Time”).

3.    EXERCISE OF WARRANT. Unless a net exercise is made pursuant to the terms of Section 3 hereof, the rights represented by this Warrant may be exercised in whole or in part at any time prior to the Expiry

Time, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)    An executed Notice of Exercise in the form attached hereto;

(b)    Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)    This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder, or its assigns, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the securities registers of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the securities registers are open.

4.    NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to exercise this Warrant on a net basis, by surrender of this Warrant at the principal office of the Company (or at such other place or places as may be determined by the Company from time to time) together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of Exercise Shares to be issued to the Holder

Y =

the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Exercise Shares purchasable under the portion of the Warrant so exercised (at the date of such calculation)

	A =	the fair market value of one Exercise Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation and section 9 hereof, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 3 in connection with the Company’s initial public offering of its Class A common shares (“Common Shares”), the fair market value per Exercise Share shall be the per Common Share offering price to the public of the Company’s initial public offering.

5.    COVENANTS OF THE COMPANY.

5.1    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times prior to the Expiry Time, have authorized and reserved, free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. If at any time prior to the Expiry Time the number of authorized but unissued Common Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

5.2    No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Amendment or Notice of Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and the board of directors of the Company shall have the power and authority to determine, in their sole discretion and acting in good faith, the manner in which the provisions of this Warrant will be carried out and the actions to be taken in order to give effect to and preserve the rights of the Holder under this Warrant.

5.1    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least five (5) days prior to the record date therefor, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

6.    REPRESENTATIONS OF HOLDER.

6.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and, upon exercise, will acquire the underlying Exercise Shares solely for its account for investment purposes and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

6.2    Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

6.3    Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this

Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

6.4    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”) and an “accredited investor” as that term is defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”), as Holder is a person that has net assets of at least CAD $5,000,000 as shown on its most recently prepared financial statements.

6.5    Securities Are Not Registered.

(a)    The Holder understands that the Warrant and the Exercise Shares issuable upon the exercise of this Warrant have not been and will not be registered under the Act or any state securities laws or qualified by prospectus under Canadian securities laws on the basis that no distribution or public offering of the Common Shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)    The Holder recognizes that the Warrant and the Exercise Shares are subject to restrictions on transfer and are “restricted securities” under applicable United States and Canadian securities laws and must be held indefinitely unless they are subsequently registered under the Act and qualified by state authorities or qualified by prospectus under Canadian securities laws or an exemption from such registration and qualification requirements is available. The Holder recognizes that the Company has no obligation to register and qualify the Warrant or the Exercise Shares, or to comply with any exemption from such registration and qualification requirements.

(c)    The Holder recognizes that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the hold period for the Warrant or Exercise Shares issuable upon exercise of the Warrant, the availability of certain public information about the Company, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy. The Holder understands that the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and brokers who participate in the transactions do so at their own risk.

6.6    Disposition of Warrant and Exercise Shares.

(a)    The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)    The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Securities and Exchange Commission with respect to the proposed disposition;

(ii)    There is then in effect a registration statement under the Act or a prospectus under Canadian securities laws covering such proposed disposition and such disposition is made in accordance with said registration statement or prospectus; or

(iii)    The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws or qualification of such Warrant or Exercise Shares by prospectus under Canadian securities laws.

(b)    The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW OR, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND, IF REQUESTED, BY GENOMEDX BIOSCIENCES INC. (THE “COMPANY”), UPON DELIVERY OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

7.    ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Shares of the Company by reason of stock dividends, stock splits, recapitalizations, reclassifications, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like (each, an “Event”), at any time prior to the Expiry Time, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the Event and had the Holder continued to hold such shares until after the Event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 9 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

8.    FRACTIONAL SHARES. Notwithstanding any provisions to the contrary herein, no fractional Exercise Shares shall be issued in connection with the exercise of this Warrant, whether as a consequence of any adjustment pursuant hereto or under any other circumstances. All Exercise Shares (including fractions) issuable upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional Exercise Share, and the Company shall be required to issue the largest number of whole Exercise Shares in respect of which the Warrant is exercised. The Company shall not pay any amounts to the Holder in satisfaction of the right to otherwise have received a fraction of an Exercise Share.

9.    EARLY TERMINATION; DEEMED EXERCISE. In the event of, at any time prior to the Expiry Time, an initial public offering of securities of the Company registered under the Act or qualified by prospectus under Canadian securities laws, or any capital reorganization, or any reclassification of the Common Shares of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the undertaking of the Company to any other person (each, a “Termination Event”), the Company shall provide to the Holder ten (10) days advance written notice of such Termination Event. If the fair market value of one Exercise Share is greater than the Exercise Price as of the consummation of such Termination Event, then this Warrant shall be deemed automatically net exercised pursuant to Section 3 immediately prior to the consummation of such Termination Event, unless the Holder notifies the Company in writing to the contrary prior to such automatic exercise. If the fair market value of one Exercise Share is equal or less than the Exercise Price as of the consummation of such Termination Event, then this Warrant shall terminate and be of no further force or effect upon the closing of such Termination Event.

10.    MARKET STAND-OFF AGREEMENTS. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Exercise Shares (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) following the effective date of a registration statement of the Company filed under the Act or a prospectus of the Company filed pursuant to Canadian securities laws. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. Holder further agrees that, following expiration of the Lock-Up Period, it will not sell any Exercise Shares (or other securities) of the Company held by Holder or its affiliates in excess of the volume limitations imposed on affiliates of the Company by Rule 144(e) as adopted under the Act (or the successor to such rule), regardless of whether the Holder is an “affiliate” of the Company for purposes of such rule. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to such Exercise Shares (or other securities) until the end of such period. The underwriters of the Company’s securities are intended third party beneficiaries of this Section 10 (as it pertains to the Lock-Up Period) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11.    ADOPTION AGREEMENT. Pursuant to section 5.1(b) of the Voting Agreement entered into on December 2, 2011 (the “Voting Agreement”) between the Company, certain investors and shareholders, the parties hereto acknowledge and agree that it is a condition precedent to the entering into this Warrant and the issuance of the Exercise Shares issuable hereunder that Holder execute and deliver to the Company, concurrent with the execution and delivery of this Warrant, an adoption agreement (the “Adoption Agreement’“), in the form attached hereto as Schedule A, pursuant to which the Holder shall agree to be a party to and bound by the terms of the Voting Agreement and the Holder hereby covenants and agrees to execute and deliver the Adoption Agreement to the Company concurrent with the execution and delivery of this Warrant.

12.    NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

13.    TRANSFER OF WARRANT. This Warrant and all rights hereunder may not be transferred or assigned, and any such purported transfer or assignment shall be void.

14.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt of evidence satisfactory to the Company of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed in exchange for and in place of and on surrender and cancellation of the mutilated Warrant or in lieu of and in substitution for the lost, destroyed or stolen Warrant.

15.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at 200 First Street SW, Rochester, Minnesota 55905-0001, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

16.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York, specifically excluding its choice-of-law principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 1, 2013.

GENOMEDX BIOSCIENCES INC.

By:	/s/ D. Matthews
Name:	D. Matthews
Title:	CFO
Address:	311 Water Street, 4th Floor,
Vancouver, B.C., Canada, V6B 1A1

Accepted and Agreed:

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Daniel D. Estes
Name:	Daniel D. Estes
Title:	Assistant Treasurer
Address:	200 First Street SW,
Rochester, MN 55905

SCHEDULE A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on February 1, 2013, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of December 2, 2011 (the “Agreement”), by and among the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1    Acknowledgement. Holder acknowledges that Holder is acquiring, pursuant to the terms of a warrant agreement, certain rights to purchase shares of the Company (the “Rights”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Shareholder” for all purposes of the Agreement.

☐

as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Shareholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 5.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Shareholder” for all purposes of the Agreement.

☒	in accordance with Section 5.l(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Shareholder” for all purposes of the Agreement.

1.2    Agreement. Holder hereby (a) agrees that the Rights, and any other shares or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3    Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

Accepted and Agreed:

MAYO FOUNDATION FOR MEDICAL		GENOMEDX BIOSCIENCES INC.
EDUCATION AND RESEARCH

By:	/s/ Daniel D. Estes	By:	/s/ D. Matthews
Name:	Daniel D. Estes	Name:	D. Matthews
Title:	Assistant Treasurer	Title:	CFO
Address:	200 first Street SW,	Address:	311 Water Street, 4th Floor,
	Rochester, MN 55905		Vancouver, B.C., Canada V6B 1A1

NOTICE OF EXERCISE

TO: GENOMEDX BIOSCIENCES, INC.

(1)    ☐     The undersigned hereby elects to purchase                  Class A common shares (“Common Shares”) in the capital of GenomeDX Biosciences Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐    The undersigned hereby elects to purchase                  Common Shares of the Company pursuant to the terms of the net exercise provisions set forth in Section 3 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)    Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

Name:
Address:

(3)    The undersigned represents that (i) the aforesaid Common Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Common Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or qualified by prospectus under Canadian securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and pursuant to Canadian securities laws, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act or qualified under Canadian securities laws, they must be held indefinitely unless subsequently registered under the Securities Act, qualified by prospectus under Canadian securities laws or an exemption from such registration or qualification is available; (v) the undersigned is aware that the aforesaid Common Shares may not be sold pursuant to Rule 144 adopted under the Securities Act (“Rule 144”) unless certain conditions are met and until the undersigned has held the Common Shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Common Shares unless and until there is then in effect a registration statement under the Securities Act or prospectus pursuant to Canadian securities laws covering such proposed disposition and such disposition is made in accordance with said registration statement or prospectus, as applicable, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration or qualification is not required.

(Date)	(Signature)

(Print name)